Blue Heron Venture Fund, Ltd.                                       Exhibit 10.2
Nassau, New Providence, The Bahamas

March 17th, 1999

Attention: Mr. Steve Berry
CyPost Corporation
Suite #101
260 West Esplanade
North Vancouver, B.C.
Canada V7M3G7

            Re: Debt Financing for CyPost Corp.

Dear Steve,

Having reviewed the material you provided and considering the direction you wish to pursue, I have decided to agree to your request. I realize that this is important to the company and that you needed an answer immediately. Therefore I will agree to increase your funding for CyPost Corporation to a total of $6,000,000.00.

Under the following terms the Blue Heron Venture Fund will offer an additional five million dollars U.S. in funding:

1)    CyPost will provide the lender with a promissory demand note

2)    the note will bear interest at 8% payable on demand

3)    CyPost will agree to the lender's demands to waive presentment of payment

4)    the debt may be converted into equity at the following prices:

      A)    U.S. $3,000,000.00 @ $1.50 to 2,000,000 CyPost Common shares

      B)    U.S. $2,000,000.00 @ $2.00 to 1,000,000 CyPost Common shares for a total of 5,000,000 common shares of CyPost Corporation upon demand of the lender. In doing so the lender waives any interest owed on said notes

5) CyPost will provide a copy of a board resolution acknowledging the promissory note and the conditions set forth

If these terms are agreeable to you then please sign below and return the original to me. Upon receipt of this signed letter you may at any time, in writing or by verbal request draw upon an additional U.S. $5,000,000.00 from the Blue Heron Venture Fund in amounts you deem necessary.

Signed,

Kelly Shane Montalban
Monet Management
Blue Heron Venture Fund

Steve Berry
CEO
CyPost Corporation

Blue Heron Venture Fund, Ltd.
Nassau, New Providence, The Bahamas

July 12th, 1999

Attention: Mr. Steve Berry
CyPost Corporation
Suite #101
260 West Esplanade
North Vancouver, B.C.
Canada V7M3G7

            Re: Debt Financing for CyPost Corp.

Dear Steve,

I realize that this is an important period of development for the company. I'm sure you would agree that the risks are even greater for the fund at this stage. Yet I am pleased to see that you continue to move forward in a timely an aggressive manner. I believe we would be wrong not to proceed with additional funding for CyPost Corporation. Your corporate developments are on track and you have shown me new view to the companies future

Under the following terms the Blue Heron Venture Fund will offer an additional ten million dollars U.S. in funding for a total of 16 million dollars:

1)    CyPost will provide the lender with a promissory demand note

2)    the note will bear interest at 8% payable on demand

3)    CyPost will agree to the lender's demands to waive presentment of payment

4) the debt may be converted into equity at the following prices: U.S. $10,000,000.00@ $4.00 to 2,500,000 CyPost Common shares upon demand of the lender. In doing so the lender waives any interest owed on said notes

5) CyPost will provide a copy of a board resolution acknowledging the promissory note and the conditions set forth

6) the Blue Heron Venture Fund may withdraw from this commitment at any time, having loan some or none of the ten million U.S. dollars

If these terms are agreeable to you then please sign below and return the original to me. Upon receipt of this signed letter you may at any time, in writing or by verbal request draw upon an additional U.S. $10,000,000.00 from the Blue Heron Venture Fund in amounts you deem necessary.

Signed,

Kelly Shane Montalban
Monet Management
Blue Heron Venture Fund

Steve Berry
CEO
CyPost Corporation